UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 17, 2005

BearingPoint, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31451	22-3680505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1676 International Drive

McLean, VA 22102

(Address of principal executive offices)

Registrant’s telephone number, including area code (703) 747-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Effective March 21, 2005, BearingPoint, Inc. (the “Company”) has appointed Harry L. You as Chief Executive Officer of the Company.

Mr. You’s compensation is as follows:

•	Annual Base Salary: $750,000.

•	Sign on Cash Bonus: $1,000,000 to be paid by April 20, 2005.

•	Annual Bonus: Mr. You will be eligible for an annual bonus with a target amount equal to at least 100% of his base salary.

•	Options and Restricted Stock Units:

•	Mr. You was granted non-statutory stock options (the “Options”) to purchase up to 2,000,000 shares of common stock of the Company at an exercise price equal to $7.55 per share, which vest in four equal installments, commencing on March 18, 2006.

•	Mr. You received an award of 750,000 restricted stock units (“Restricted Stock Units”), each of which represents one share of common stock of the Company. The Restricted Stock Units vest as follows:

Vesting Date	# of Restricted Stock Units
March 21, 2007	62,500
March 21, 2008	125,000
March 21, 2009	187,500
March 21, 2010	187,500
March 21, 2011	125,000
March 21, 2012	62,500

•	All unvested Options and Restricted Stock Units will immediately vest upon a “change of control” of the Company or a termination of employment due to death or disability. If Mr. You’s employment is terminated by the Company without cause or by Mr. You for good reason, the portion of his Options and/or Restricted Stock Units that is scheduled to vest on the next anniversary of the grant date following his termination will vest on the date of his termination.

•	Benefits/Long-Term Incentives: Mr. You is entitled to participate in all employee benefit (including long-term incentive), fringe and perquisite plans, practices, programs, policies and arrangements generally provided to senior executives of the Company at a level commensurate with his position.

•	Relocation: Mr. You will be reimbursed for reasonable relocation and transitional housing and travel expenses, including a tax gross-up payment to cover all applicable taxes, and the Company will provide assistance in connection with the sale of his residences.

•	Termination Payment: Upon termination of Mr. You’s employment by the Company without cause or by Mr. You for good reason, within 30 days after the Company’s receipt of a fully executed release, the Company will pay to Mr. You a lump sum cash amount equal to two times the sum of (i) Mr. You’s annual base salary and (ii) his target bonus, or, if the target bonus has not been established, the prior year’s actual bonus.

•	Indemnification: The Company is indemnifying Mr. You with respect to his activities on behalf of the Company, for any failure of the Company to comply with Section 409A of the Internal Revenue Code of 1986, as amended, and for certain other matters.

Managing Director Agreement

The Company and Mr. You have entered into a Managing Director Agreement, dated as of March 21, 2005. Pursuant to his Managing Director Agreement, the Company provides three months’ notice or pay in lieu of notice (severance) for certain terminations of his employment by the Company. In addition, the Managing Director Agreement contains non-competition and non-solicitation provisions for a period of two years after his termination or resignation.

Special Termination Agreement

The Company and Mr. You have entered into a Special Termination Agreement, dated as of March 21, 2005. The Company generally enters into special termination agreements with the members of its Executive Team. The purpose of the Special Termination Agreement is to ensure that these executives are properly protected in the event of a Change of Control of the Company (as defined in the Special Termination Agreement), thereby enhancing the Company’s ability to hire and retain key personnel. The term of the Special Termination Agreement is three years (subject to potential one-year extensions) or, if later, two years after a Change of Control. The protective provisions of the Special Termination Agreement become operative only upon a Change of Control or, in certain circumstances, in anticipation of a Change of Control. In addition, if within six months prior to a Change of Control, Mr. You’s employment is terminated except for cause or he terminates for good reason, all stock awards will immediately vest. For a description of the general terms of the Special Termination Agreement, see the Company’s Form 10-K for the transition period from July 1, 2003 to December 31, 2003 under the heading “Employment Contracts and Termination of Employment and Change of Control Arrangements – Special Termination Agreements,” which is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officer

(b) Effective as of the appointment of Mr. You as the Chief Executive Officer of the Company, Roderick C. McGeary ceased to be the Chief Executive Officer. Mr. McGeary continues to serve as Chairman of the Board and will serve the Company in a full-time capacity, focusing on clients, employees and business partners.

(c) Effective March 21, 2005, the Company appointed Harry L. You as Chief Executive Officer of the Company. Within a reasonable time after March 21, 2005, Mr. You will serve as Chairman of the Board of the Company.

Since July 2004 and prior to his appointment as Chief Executive Officer of the Company, Mr. You, age 45, was Executive Vice President and Chief Financial Officer of Oracle Corporation, a large enterprise software company. At Oracle, Mr. You was responsible for finance and administration. From June 2001 to July 2004, Mr. You was the Chief Financial Officer of Accenture Ltd, a global management consulting, technology services and outsourcing company. At Accenture, he was responsible for all financial operations and for helping lead Accenture through its transition to a new public company in 2001. From March 1996 to June 2001, Mr. You was employed by Morgan Stanley, most recently as Managing Director in charge of the Computer and Business Services Group in the Investment Banking Division. At Morgan Stanley, he led a global team that guided professional firms from partnership structure to public ownership, including the initial public offering of the Company. Mr. You is a director of Korn Ferry International, a leading provider of recruitment and leadership development services. Mr. You received a Bachelor of Arts degree in economics, graduating cum laude from Harvard College, and a Master of Arts degree in economics from Yale University.

For a brief description of the material terms of the employment arrangement between Mr. You and the Company, see Item 1.01 of this report, which is incorporated by reference into this Item 5.02(c).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 23, 2005	BearingPoint, Inc.

	By:	/s/ David W. Black
David W. Black
Executive Vice President, General Counsel and Secretary